Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2022, with respect to the consolidated financial statements of Cingulate Inc. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Kansas City, Missouri

April 14, 2022